Exhibit 99.1

KOHL'S CORPORATION REPORTS SECOND QUARTER FISCAL 2010

DILUTED EARNINGS PER SHARE OF $0.84

•

Announces New Credit Card Agreement

MENOMONEE FALLS, WI … August 12/BUSINESS WIRE/Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter and six months ended July 31, 2010.

Kohl’s Corporation reported net income for the quarter ended July 31, 2010 of $260 million, or $0.84 per diluted share, compared with $229 million, or $0.75 per diluted share, a year ago.  Net sales were $4.1 billion, an increase of 7.7 percent for the quarter.  Comparable store sales for the quarter increased 4.6 percent.

For the six months ended July 31, 2010, net income increased 25 percent to $459 million, or $1.48 per diluted share, compared to $368 million, or $1.20 per diluted share, for the six months ended August 1, 2009.  Net sales increased 9.3 percent to $8.1 billion from $7.4 billion a year ago.  Comparable store sales increased 5.9 percent for the same period.

Kevin Mansell, Kohl’s chairman, president and chief executive officer, said “We are pleased with our financial results for the second quarter.  We continue to gain market share as reflected in our performance in both comparable and total sales growth. This sales performance, along with strong inventory management, allowed us to continue to increase our gross margin rate.  We are particularly pleased by our leverage in store payroll and marketing which offset our important long-term investment in e-commerce in the second quarter and resulted in us delivering a better overall expense result. “

Earnings Guidance

For the third quarter, the Company expects total sales to increase between 4.5 and 6.5 percent; comparable store sales to increase 2 to 4 percent; and gross margin as a percent of sales to increase 20 to 40 basis points over last year.  The Company expects selling, general and administrative expenses to increase between 10 and 11 percent.  This would result in earnings per diluted share of $0.57 to $0.63 for the third quarter.

For the fourth quarter, the Company expects total sales to increase between 4.5 and 6.5 percent; comparable store sales to increase 2 to 4 percent; and gross margin as a percent of sales to increase 20 to 40 basis points over last year.  The Company expects selling, general and administrative expenses to increase between 3 and 4 percent.  This would result in earnings per diluted share of $1.51 to $1.59 for the fourth quarter.

The Company’s updated guidance for fiscal 2010 is $3.57 to $3.70 per diluted share.

The Company filed a Current Report on Form 8-K today pertaining to a new credit card agreement and will discuss additional details on its earnings conference call this morning.

Second Quarter 2010 Earnings

Investors will have an opportunity to listen to the second quarter earnings conference call at 8:30 AM EDT on August 12 by dialing (706) 902-0486, using Conference ID 86532969.  A replay of the call will also be accessible at approximately 9:30 AM EDT on August 12, until midnight EDT on September 12, 2010.  To listen to the replay, dial (800) 642-1687 or (706) 645-9291, and use Conference ID 86532969.

In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm.  To participate in the conference, register at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=60706&eventID=2807926 at least ten minutes prior to the call to down load and install any necessary audio software.  The web cast will be available for 30 days.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those projected in such forward-looking statements.  Such risks and uncertainties include, but are not limited to, those that are described in Item 1A in Kohl’s most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Kohl's other filings with the SEC, all of which are expressly incorporated herein by reference.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment.  By the end of September, Kohl’s will operate 1,089 stores in 49 states with a commitment to environmental leadership. In support of the communities it serves, Kohl’s has raised more than $150 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

	Three Months
	(13 Weeks) Ended
		% to		% to
	July 31,	Net	August 1,	Net
	2010	Sales	2009	Sales

Net sales	$ 4,100		$ 3,806
Cost of merchandise sold	2,449	59.7%	2,286	60.0%

Gross margin	1,651	40.3%	1,520	40.0%

Operating expenses:
Selling, general, and administrative	1,047	25.5%	966	25.4%
Depreciation and amortization	153	3.9%	144	3.8%
Preopening expenses	2	-	11	0.3%

Operating income	449	10.9%	399	10.5%

Interest expense, net	31	0.7%	31	0.8%

Income before income taxes	418	10.2%	368	9.7%
Provision for income taxes	158	3.9%	139	3.6%

Net income	$ 260	6.3%	229	6.1%

Basic net income per share	$ 0.84		$ 0.76
Average number of shares	307		305

Diluted net income per share	$ 0.84		$ 0.75
Average number of shares	308		306

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

	Six Months
	(26 Weeks) Ended
		% to		% to
	July 31,	Net	August 1,	Net
	2010	Sales	2009	Sales

Net sales	$ 8,135		$ 7,445
Cost of merchandise sold	4,948	60.8%	4,556	61.2%

Gross margin	3,187	39.2%	2,889	38.8%

Operating expenses:
Selling, general, and administrative	2,077	25.5%	1,927	25.9%
Depreciation and amortization	304	3.8%	285	3.8%
Preopening expenses	6	0.1%	26	0.4%

Operating income	800	9.8%	651	8.7%

Interest expense, net	62	0.8%	62	0.8%

Income before income taxes	738	9.0%	589	7.9%
Provision for income taxes	279	3.4%	221	3.0%

Net income	$ 459	5.6%	$ 368	4.9%

Basic net income per share	$ 1.49		$ 1.21
Average number of shares	307		305

Diluted net income per share	$ 1.48		$ 1.20
Average number of shares	308		306

KOHL'S CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

Subject to Reclassification

	July 31,	August 1,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$ 2,518	$ 1,310
Merchandise inventories	2,930	2,724
Deferred income taxes	95	72
Other	227	201

Total current assets	5,770	4,307

Property and equipment, net	7,310	7,142
Long-term investments	298	326
Favorable lease rights, net	198	196
Other assets	130	115

Total assets	$ 13,706	$ 12,086

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 1,345	$ 1,153
Accrued liabilities	994	900
Income taxes payable	35	59
Current portion of long-term
debt and capital leases	319	16

Total current liabilities	2,693	2,128

Long-term debt and capital leases	1,766	2,053
Deferred income taxes	365	333
Other long-term liabilities	505	436
Shareholders' equity	8,377	7,136
Total liabilities and shareholders' equity	$ 13,706	$ 12,086

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

Subject to Reclassification

	Six Months
	(26 Weeks) Ended
	July 31,	August 1,
	2010	2009

Operating activities
Net income	$ 459	$ 368
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization,
including debt discount and deferred financing fees	305	285
Share-based compensation	32	27
Excess tax benefits from share-based compensation	2	-
Deferred income taxes	(33)	15
Other non-cash revenues and expenses	19	36
Changes in operating assets and liabilities:
Merchandise inventories	(5)	77
Other current and long-term assets	(6)	9
Accounts payable	158	272
Accrued and other long-term liabilities	(154)	(38)
Income taxes	(149)	(50)

Net cash provided by operating activities	628	1,001

Investing activities
Acquisition of property and equipment
and favorable lease rights	(421)	(336)
Sales of investments in auction rate securities	20	8
Other	2	(1)

Net cash used in investing activities	(399)	(329)

Financing activities
Treasury stock purchases	(3)	(1)
Capital lease payments	(9)	(8)
Proceeds from stock option exercises	36	4
Excess tax benefits from share-based compensation	(2)	-

Net cash provided by (used in) financing activities	22	(5)

Net increase in cash and cash equivalents	251	667
Cash and cash equivalents at beginning of period	2,267	643

Cash and cash equivalents at end of period	$ 2,518	$ 1,310